                                                                    EXHIBIT 11.1


     CALCULATION OF NET LOSS PER SHARE FOR THREE MONTH PERIOD ENDED JUNE 30

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.


                                                            1997               1996
                                                        ------------       ------------
PRIMARY LOSS PER SHARE

         Net loss for period                            $ (4,453,005)      $ (2,813,778)

         Accretion of dividends on preferred stock          (146,329)                --
                                                        ------------       ------------
         Net loss available to common shareholders      $ (4,599,334)      $ (2,813,778)
                                                        ============       ============

         Shares outstanding at the beginning
         of the period                                    10,604,435         10,250,918

         Weighted average effect of shares
         issued during period                                     --                 --

         Weighted average effect of warrants
         and options exercised in the period                 435,280              5,867

         Weighted average effect of share
         subscriptions paid in the period                         --                 --
                                                        ------------       ------------

         Weighted average shares outstanding              11,039,715         10,256,785
                                                        ============       ============

                  Primary loss per share                $      (0.42)      $      (0.27)
                                                        ============       ============



There is no difference in the per share amounts computed under the primary and the fully diluted basis.



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

                                                                    EXHIBIT 11.1
                                                                    (continued)

      CALCULATION OF NET LOSS PER SHARE FOR SIX MONTH PERIOD ENDED JUNE 30

Earnings per share is computed using the weighted average number of common and common equivalent shares outstanding during the period. Common equivalent shares result from the assumed exercise of outstanding stock options that have a dilutive effect when applying the treasury stock method.


                                                            1997               1996
                                                        ------------       ------------
PRIMARY LOSS PER SHARE

         Net loss for period                            $ (8,327,384)      $ (6,253,403)

         Accretion of dividends on preferred stock          (146,329)                --
                                                        ------------       ------------
         Net loss available to common shareholders      $ (8,473,713)      $ (6,253,403)
                                                        ============       ============


         Shares outstanding at the beginning
         of the period                                    10,491,101          9,128,418

         Weighted average effect of shares
         issued during period                                     --            551,346

         Weighted average effect of warrants
         and options exercised in the period                 287,204            190,845

         Weighted average effect of share
         subscriptions paid in the period                         --           (894,367)
                                                        ------------       ------------
         Weighted average shares outstanding              10,778,305          8,976,242
                                                        ============       ============

                  Primary loss per share                $      (0.79)      $      (0.70)
                                                        ============       ============


There is no difference in the per share amounts computed under the primary and the fully diluted basis.




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